FORM 8-K


                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 19, 1997


                       PREMIUM CIGARS INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)


    Arizona                         0-29141                         86-0846405
--------------------------------------------------------------------------------
(State or other                 (Commission File                  (IRS Employer
Jurisdiction of                      Number)                      Identification
 Incorporation                                                        Number)


               15651 North 83rd Way, Suite 3, Scottsdale, Arizona        85260
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)          (Zip Code)


       Registrant's Telephone Number, including area code: (602) 922-8887

Item 5. Other Events.

         A number of changes have occurred in the management of Premium Cigars International, Ltd. (the "Company"), several of which have been announced in separate press releases. The Company believes the following summary may be helpful to investors.

         Management Changes. On December 15, 1997, John E. Greenwell became the Company's President and Chief Operating Officer. At that time, the Board of Directors agreed that then-current President and Chief Executive Officer Steven
A. Lambrecht would remain as Chief Executive Officer for a transition period. Mr. Greenwell was appointed Chief Executive Officer effective March 1, 1998 and Mr. Lambrecht left the Company.

         Additional management changes were made to improve the Company's operations. On January 16, 1998, Colin A. Jones was terminated as Vice President of International Sales. R. Allen Vaughan resigned as Vice-President of Corporate Planning and Investor Relations effective January 23, 1998 to pursue another opportunity. On February 3, 1998, Karissa B. Nisted, the Chief Financial Officer, left the Company and David S. Hodges, a director and former consultant to the Company during the initial public offering, was named Chief Financial Officer with additional responsibility for investor relations. On March 2, 1998, Greg P. Lambrecht was terminated as Vice President of National Sales and on March 4, 1998, as Secretary and Treasurer. The Company expects to name a new Vice President of Sales in the near future. On March 4, 1998, David S. Hodges was also named Treasurer, Scott I. Lambrecht, prior Assistant Secretary, was named Secretary and James B. Stanley was named Assistant Secretary.

         New Directors. On November 19, 1997, the Board of Directors appointed Atul Vashistha as the Board's third independent director to fill a vacancy created on August 7, 1997. Since 1996, Mr. Vashistha has been the Corporate Vice President of Rural/Metro Corporation, a publicly-traded, $425 million company which provides medical transportation, personal health management and safety solutions in 25 states to a population exceeding 20 million. Mr. Vashistha served Rural/Metro in a variety of marketing and executive management capacities from 1991 to 1996, culminating in his position as Regional President of the company's Southern Arizona operations. He holds an M.B.A. from Arizona State University, where he graduated first in his class, and a B.S. in Engineering from the Institute of Technology, Benaras Hindu University.

         On February 23, 1998, the Board created an additional vacancy within the range authorized by the Company's shareholders, and appointed John E. Greenwell as a director, effective March 1, 1998.

         After the changes and additions, the Company's management and Board is:

         Management:
         -----------

         John E. Greenwell, Chief Executive Officer, President, Chief Operating Officer
         David S. Hodges, Chief Financial Officer and Treasurer
         Scott I. Lambrecht, Vice President of Operations and Secretary
         James B. Stanley, Vice President of Purchasing and Assistant Secretary

         Board of Directors:
         -------------------

         William L. Anthony, Chairman and Independent Director
         John E. Greenwell
         David S. Hodges
         Colin A. Jones
         Greg P. Lambrecht
         Steven A. Lambrecht
         Robert H. Manschot, Independent Director
         Atul Vashistha, Independent Director

         Settlement of Compensation Disputes
         -----------------------------------

         Current directors Colin A. Jones, Greg P. Lambrecht and Steven A. Lambrecht claimed that their employment contracts with the Company entitled them to receive certain increases in compensation, triggered by the hiring of Mr. Greenwell at a higher compensation level in December, 1997, but the Company disagreed with their premise. To settle this dispute and avoid potential litigation, on March 3, 1998, the Company entered into settlement agreements with each of Messrs. Jones, Greg Lambrecht and Steve Lambrecht acknowledging the termination of their employment relationships with the Company. The Company paid each individual $40,000 in addition to severance compensation of nine months' salary and other benefits payable under their individual Employment Agreements. Each of the individuals agreed to extend thier non-compete clauses for an additional six months for a total of a full year and a half following termination of employment.

         Termination of Rose Hearts, Inc. Distributorship Agreement
         ----------------------------------------------------------

         On February 27, 1998, the Company notified Rose Hearts, Inc. that its Distributorship Agreement with the Company will terminate on March 28, 1998. Rose Hearts, Inc. is wholly owned and controlled by Company director Greg P. Lambrecht.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED this 5th day of March, 1998

                                        PREMIUM CIGARS INTERNATIONAL, LTD.



                                        By:    /s/ John E. Greenwell
                                           -------------------------------------
                                               John E. Greenwell, President,
                                               Chief Executive Officer and Chief
                                               Operating Officer